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                                                                EXHIBIT 11
                                                               (Unaudited)


                                 C.M. CORP.
                                 ----------

                          INCOME PER COMMON SHARE
                          -----------------------
                 FOR THE CONDENSED STATEMENTS OF OPERATIONS
                 ------------------------------------------

               (Dollars in Thousands, Except Per Share Data)



                                                      Three Months Ended
                                                           March 31,
                                                    -----------------------
                                                    1998              1997
                                                    -------          -------
Net income ...............................          $  --            $   11
                                                    =======          ======

Total common shares ......................            1,000           1,000
                                                    =======          ======

Income per common share ..................          $  --            $   11
                                                    =======          ======